Exhibit 99.1

News Release

Release Date:	Thursday, July 25, 2013

Release Time:	At Market Close

Contact:	Eric E. Stickels, Executive Vice President & CFO

Phone:	(315) 366-3702

Oneida Financial Corp. Reports 2013 Second Quarter Operating Results (unaudited)

Oneida, NY, July 25, 2013 - Oneida Financial Corp. (NASDAQ Global: ONFC), the parent company of The Oneida Savings Bank, has announced second quarter operating results. Net income for the three months ended June 30, 2013 was $1.5 million, or $0.21 diluted earnings per share, compared to $1.9 million, or $0.28 diluted earnings per share, for the three months ended June 30, 2012. The decrease in net income during the respective second quarter periods is primarily the result of an increase in non-interest expense supporting the continued investment in and growth of the Company’s insurance and other non-banking subsidiaries. Partially offsetting the increase in non-interest expense is an increase in non-interest income, an increase in the fair value of equity investments, an increase in net investment gains, a decrease in provision for loan losses, and a decrease in income tax provision.

Net income for the six months ended June 30, 2013 was $3.4 million or $0.49 diluted earnings per share, as compared with $3.9 million or $0.57 diluted earnings per share for the same period in 2012. Net income from operations for the six months ended June 30, 2013, excluding non-cash gains and losses, as referenced in the table below, was $2.8 million or $0.41 diluted earnings per share. This compares to net income from operations for the six months ended June 30, 2012 of $3.4 million or $0.50 diluted earnings per share. The decrease in operating earnings during the six months ended June 30, 2013 as compared with the same period last year was primarily the result of an increase in non-interest expense supporting the continued investment in and growth of the Company’s insurance and other non-banking subsidiaries. Partially offsetting the increase in non-interest expense is an increase in non-interest income, an increase in net investment gains, a decrease in provision for loan losses, and a decrease in income taxes on a non-GAAP presentation basis.

Key Balance Sheet Changes at June 30, 2013

•	The Bank is categorized as well capitalized at June 30, 2013 with a Tier 1 leverage ratio of 9.56% and a total risk-based capital ratio of 15.83%. The Company’s average equity ratio as a percent of average assets was 13.34% at June 30, 2013 compared to 13.00% at June 30, 2012.
•	Deposit accounts were $593.7 million at June 30, 2013, an increase of $25.4 million from December 31, 2012. Total deposits increased $33.1 million from June 30, 2012, representing an increase of $34.6 million in retail deposits partially offset by a decrease of $1.5 million in municipal deposits over the past twelve months.

•	Net loans receivable totaled $324.7 million at June 30, 2013 compared to $311.7 million at December 31, 2012 and $293.9 million at June 30, 2012. The increase in net loan balances over the past twelve months reflect the Company’s continued loan origination efforts partially offset by loan sales activity. The Company has sold $17.7 million in fixed rate residential loans, which represents the majority of the Company’s fixed-rate residential loan origination volume with terms exceeding 15 years, during the trailing twelve months ended June 30, 2013.
•	Investment and mortgage-backed securities totaled $269.9 million at June 30, 2013, an increase of $12.5 million from December 31, 2012, and a decrease of $1.9 million from June 30, 2012. The decrease in investment and mortgage-backed securities is primarily supporting the growth in net loans receivable.
•	The Company continued to repay maturing Federal Home Loan Bank advances with proceeds from investment securities maturities, calls and other cash flows. Borrowings outstanding were $1.0 million at June 30, 2013; a decrease of $13.0 million from June 30, 2012.
•	Total equity at June 30, 2013 was $91.2 million, a decrease of $1.8 million from December 31, 2012 and an increase of $757,000 from June 30, 2012. The change in total equity is the result of the contribution of net earnings, partially offset by the declaration of cash dividends during the trailing twelve month period combined with valuation adjustments made for the Company’s available for sale investment and mortgage-backed securities given the recent increase in market interest rates.

Key Operating items for second quarter 2013 include:

•	Net interest income was $4.9 million for the three months ended June 30, 2013 compared to $4.9 million for the three months ended June 30, 2012. Net interest margin was 3.21% for the second quarter of 2013 compared to 3.32% for the second quarter of 2012.
•	Non-interest income was $7.2 million for the three months ended June 30, 2013 compared to $6.5 million for the three months ended June 30, 2012. This increase is primarily the result of an increase in revenue derived from the Company’s insurance and other non-banking operations of $578,000 to $6.0 million in the second quarter of 2013 compared to $5.4 million in the comparable 2012 period.
•	An increase in the fair value recognized on trading (equity) securities of $305,000 was recognized for the three months ended June 30, 2013 compared to an increase of $241,000 for the three months ended June 30, 2012.
•	Noninterest expense increased to $10.6 million for the three months ended June 30, 2013 compared to $9.0 million for the comparable period in 2012. This increase was primarily the result of an increase in compensation and employee benefits expense combined with the financial impact of the previously announced acquisition of a Schenectady, New York based insurance agency which was merged into the Company’s insurance subsidiary effective December 31, 2012.

Michael R. Kallet, President and Chief Executive Officer of Oneida Financial Corp., said, “Oneida Financial Corp. continues to demonstrate a consistent record of success in Central New York and beyond through the execution of a diversified banking, insurance and financial services strategy. Net income for the second quarter of 2013 and through the first six months of this year demonstrate earnings consistency on an annualized basis while the Company continues to invest and build its businesses for future success.” Kallet continued, “Oneida Savings Bank completed the acquisition of the Schenectady Insuring Agency located in Schenectady, New York on December 31, 2012 representing the eighth insurance agency acquisition since entering the business in October 2000.” Kallet stated, “Our insurance and financial services subsidiaries continue to post impressive results with revenue growth of 9.6%.” Kallet concluded, “Oneida Financial Corp. has continued its strong record of cash dividend payments to shareholders while we define the distinction between Wall Street banking and Main Street banking. This distinction will be further reinforced later this year with our investment advisory, trust and pension services units operating cohesively as Oneida Wealth Management. The result is a strong and vital financial institution, fully prepared to meet the economic challenges of the future.”

Net Interest Income and Margin

Second quarter 2013 compared with second quarter 2012

Net interest income was $4.9 million for the three months ended June 30, 2013, a decrease of $22,000 from the second quarter of 2012. The net interest margin was 3.21% for the second quarter of 2013, compared to 3.32% for the second quarter of 2012. The decrease in net interest margin is primarily the result of a decrease in the yield on interest-earning assets of 23 basis points to 3.64% partially offset by a decrease in the cost of interest-bearing liabilities of 14 basis points to 0.50%. The average balance of interest-bearing assets increased $17.2 million partially offset by an increase in average interest-bearing liabilities of $11.5 million. The average cost of interest-bearing deposits decreased 7 basis points to 0.49% for the second quarter of 2013 as compared to 0.56% for the second quarter of 2012.

Second quarter 2013 compared with linked quarter ended March 31, 2013

Net interest income for the three month ended June 30, 2013 increased $61,000 from the three months ended March 31, 2013. The increase in net interest income reflects an increase of $23.5 million in average interest earning assets partially offset by a 9 basis point decrease in net interest margin from 3.30% for the quarter ended March 31, 2013. The yield on interest-earning assets decreased 9 basis points from 3.73% for the quarter ended March 31, 2013 while the cost of interest-bearing liabilities decreased 1 basis point from 0.51% during the first quarter of 2013 to 0.50% during the second quarter of 2013.

Year-to-date comparison 2013 to 2012

On a full year-to-date basis, net interest income decreased $50,000 for the six months ended June 30, 2013, as compared to the same period in 2012. The decrease in net interest income is the result of a decrease in net interest margin of 10 basis points to 3.25% for six months ended June 30, 2013 from 3.35% for the same period in 2012 partially offset by an increase in average interest-earning assets.

Provision for loan losses

Second quarter 2013 compared with second quarter 2012

During the second quarter of 2013, the Company made a provision for loan losses of $100,000 as compared with a $150,000 provision for loan losses during the second quarter of 2012. Net charge-offs during the current quarter were $19,000 are compared with net charge-offs of $651,000 in the same period last year. The Company continues to monitor the adequacy of the allowance for loan losses given the risk assessment of the loan portfolio and current economic conditions. Net loan charge-offs as a percentage of average loans were 0.01% for the second quarter of 2013 compared with 0.22% for the same period in 2012. Non-performing loans as a percentage of total loans was 0.23% at June 30, 2013 as compared with 0.24% at June 30, 2012. The ratio of the loan loss allowance to loans receivable was 0.91% at June 30, 2013 compared to 0.85% at June 30, 2012.

Second quarter 2013 compared with linked quarter ended March 31, 2013

The provision for loan losses of $100,000 during the second quarter of 2013 was consistent with the provision for loan losses incurred in the linked prior quarter. The consistent provision for loan losses made in the first and second quarters of 2013 is primarily the result of an increase in net loans receivable during both periods. Non-performing loans to total loans were 0.23% at June 30, 2013 as compared with 0.21% at March 31, 2013. The ratio of the loan loss allowance to loans receivable was 0.91% at June 30, 2013 compared to 0.90% at March 31, 2013.

Year-to-date comparison 2013 to 2012

Provision for loan losses totaled $200,000 for the six months ended June 30, 2013 as compared with $300,000 in the same period of 2012.

Non-interest Income

Second quarter 2013 compared with second quarter 2012

Non-interest income totaled $7.2 million for the second quarter of 2013, an increase of $709,000 from $6.5 million in the second quarter of 2012. The increase was primarily due to an increase of $578,000 or 10.7% in commissions and fees on the sales of non-bank products through the Bank’s insurance and financial service subsidiaries. The increase in non-interest income was also supported by an increase of $69,000 of other revenue from operations to $542,000 for the second quarter of 2013 from $473,000 for the same period in 2012 primarily the result of an increase in loan sale and servicing income. In addition, service charges on deposit accounts increased $62,000 to $704,000 for the three months ended June 30, 2013 as compared with the same period in 2012.

Second quarter 2013 compared with linked quarter ended March 31, 2013

Non-interest income increased $22,000 from $7.2 million on a linked-quarter basis, reflecting an increase in commissions and fees on the sales of non-bank products of $28,000 and an increase in service charges on deposit accounts of $24,000, partially offset by a decrease in loan sale and servicing income in the second quarter of 2013 as compared with the linked prior quarter.

Year-to-date comparison 2013 to 2012

Non-interest income totaled $14.5 million for the six months ended June 30, 2013 as compared with $13.4 million in the same period of 2012, an increase of 8.2%. For the six months ended June 30, 2013 commissions and fees on the sales of non-bank products increased $1.0 million from the same period in 2012. Loan sale and servicing income decreased $65,000 in the six months ended June 30, 2013 as compared with same period in 2012. The Bank sells substantially all of its fixed-rate residential mortgage loan originations with maturities exceeding 15 years on a servicing retained basis in the secondary market. These loan sales help the Bank to control interest rate risk. Service charges on deposit accounts increased $109,000 to $1.4 million for the six months ended June 30, 2013 as compared with the same period in 2012

Net Investment Gains

Second quarter 2013 compared with second quarter 2012

Net investment gains of $263,000 were recorded in the second quarter of 2013 compared with net investment gains of $60,000 in the second quarter of 2012. One trust preferred security was sold during the second quarter of 2013 resulting in an investment gain of $208,000 representing a recapture of impairment charges recognized in prior periods relating to that specific investment. During the second quarter of 2013 seven trust preferred securities were reviewed for other-than-temporary impairment with the result yielding no impairment in trust preferred securities as compared with no impairment charge in the second quarter of 2012. The trust preferred securities owned by the Bank are diversified pools of collateralized debt obligations primarily issued by domestic financial institutions. The Bank also reviewed the privately-issued collateralized mortgage obligation (“CMO”) portfolio in both periods for possible other-than-temporary impairment resulting in no impairment charge recorded in the current period compared with no impairment charge in the second quarter of 2012.

Second quarter 2013 compared with linked quarter ended March 31, 2013

During the linked quarter ended March 31, 2013, the Company realized net investment gains of $4,000 as compared with $263,000 in realized investment gains in the three months ended June 30, 2013. The Company has not recorded any other-than-temporary investment impairment charges during 2013.

Year-to-date comparison 2013 to 2012

For the six months ended June 30, 2013 the Company has recorded net investment gains of $267,000 as compared with net investment gains of $157,000 during the six months ended June 30, 2012. The Company did not record any other-than-temporary investment impairment charges during the 2013 and 2012 periods.

Change in the Fair Value of Investments

Second quarter 2013 compared with second quarter 2012

The Company has identified the preferred and common equity securities it holds in the investment portfolio as trading securities and as such the change in fair value of these securities is reflected as a non-cash adjustment through the income statement. For the three months ended June 30, 2013, the market value of the Company’s trading securities increased $305,000 as compared with an increase of $241,000 in the second quarter of 2012.

Second quarter 2013 compared with linked quarter ended March 31, 2013

During the linked quarter ended March 31, 2013, the Company recorded a positive non-cash adjustment of $819,000 reflecting an increase in market value of the Company’s trading securities at the end of the first quarter of 2013.

Year-to-date comparison 2013 to 2012

For the six months ended June 30, 2013 a positive net fair value adjustment of $1.1 million reflects the increase in market value of the Bank’s trading securities at June 30, 2013. This compares with a net increase in the fair value for the same 2012 period of $677,000. The increase in market value of the Company’s trading securities in the six months ending June 30, 2013 includes $239,000 in gains received upon the sale of $2.5 million in certain trading assets during the period which is reflective of the increase in broader equity markets during the period.

The table below summarizes the Company's operating results excluding these cumulative non-cash charges related to the change in fair value of trading securities and any non-cash impairment charges recorded as net investment losses in each period.

Reported Results and Operating Results/Non-GAAP
(excluding non-cash gains and losses recognized under the fair value option)
(All amounts in thousands except net income per basic share)

	Three Months	Three Months
	Ending	Ending
	Jun 30,	Jun 30,
	2013	2012
Net Income attributable to Oneida
Financial Corp.	$1,492	$1,899
Less:
Investment impairment losses	—	—
Change in fair value of investments	(305)	(241)
Income tax effect	82	63
Operating results attributable to
Oneida Financial Corp.	$1,269	$1,721
Reported net income per
diluted share	$0.21	$0.28
Operating net income per
diluted share	$0.18	$0.25

	Six Months	Six Months
	Ending	Ending
	Jun 30,	Jun 30,
	2013	2012
Net Income attributable to Oneida
Financial Corp.	$3,442	$3,900
Less:
Investment impairment losses	—	—
Change in fair value of investments	(885)	(677)
Income tax effect	228	176
Operating results attributable to
Oneida Financial Corp.	$2,785	$3,399
Reported net income per
diluted share	$0.49	$0.57
Operating net income per
diluted share	$0.41	$0.50

The Company believes these non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors' assessments of business and performance trends in comparison to others in the financial services industry. In addition, the Company believes this alternate presentation of these items enables management to perform a more effective evaluation and comparison of the Company's results and to assess the overall performance of our business in relation to the Company's ongoing operations.

Non-interest Expense

Second quarter 2013 compared with second quarter 2012

Non-interest expense was $10.6 million for the three months ended June 30, 2013 as compared with $9.0 million during the second quarter of 2012. The increase in noninterest expense was primarily due to an increase in compensation and employee benefits combined with selling and operating expenses associated with the increase in sales of insurance and other non-banking products through our subsidiaries. The increase in non-interest expense derived from our insurance and financial service subsidiaries is primarily the result of the acquisition on December 31, 2012 of a Schenectady, New York based insurance agency and organizational expenses incurred in the second quarter of 2013 for the creation of a broker-dealer subsidiary expected to be operational in the fourth quarter of 2013.

Second quarter 2013 compared with linked quarter ended March 31, 2013

Non-interest expense increased $382,000 in the second quarter of 2013 as compared with the linked prior quarter. The increase in non-interest expense was primarily due to an increase in compensation and employee benefit combined with selling and operating expenses associated with the growth and increase in revenue from our insurance and other non-banking subsidiaries.

Year-to-date comparison 2013 to 2012

Non-interest expense totaled $20.8 million for the six months ended June 30, 2013 as compared with $18.4 million in the same period of 2012. The increase in non-interest expense is primarily the result of an increase in salaries and employee benefit expense of $1.5 million, an increase of $288,000 in equipment and occupancy expense, an increase of $63,000 in the amortization of intangibles and an increase of $443,000 in other costs of operations as compared with the six months ended June 30, 2012. These increased non-interest expenses are primarily the result of the previously announced acquisition of a Schenectady, New York based insurance agency which was merged into the Company’s insurance subsidiary effective December 31, 2012 combined with the organizational expenses incurred in the first six months of 2013 for the creation of a broker-dealer subsidiary expected to be operational in the fourth quarter of 2013.

Income Taxes

The Company’s effective tax rate was 26.9% for the second quarter of 2013 as compared with an effective tax rate of 26.2% for the second quarter of 2012. For the linked quarter ended March 31, 2013, the Company’s effective tax rate was 24.8%. The higher effective tax rate for the quarter ended June 30, 2013 was due to changes in the bank’s tax exempt and tax preferred investment income and the overall tax rate in effect for the year. For the six months ended June 30, 2013 the Company’s effective tax rate was 25.7% as compared with an effective tax rate was 26.0% during the prior six months ended June 30, 2012.

About Oneida Financial Corp.

The Company’s wholly owned subsidiaries include The Oneida Savings Bank, a New York State chartered FDIC insured stock savings bank; State Bank of Chittenango, a state chartered limited-purpose commercial bank; Bailey Haskell & LaLonde Agency, an insurance and risk management company; Benefit Consulting Group, an employee benefits consulting and retirement plan administration firm; Workplace Health Solutions, a risk management company specializing in workplace injury claims management and Oneida Wealth Management, an investment services firm. Oneida Savings Bank was established in 1866 and operates eleven full-service banking offices in Madison and Oneida counties. For more information, visit the Company’s web site at www.oneidafinancial.com.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK FACTORS

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company’s actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

All financial information provided at and for the quarter and six months ended June 30, 2013 and all quarterly data is unaudited. Selected financial ratios have been annualized where appropriate. Operating data is presented in thousands of dollars, except for per share amounts.

	At	At	At	At	At
Selected Financial Condition Data:	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(in thousands except per share data)	2013	2013	2012	2012	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Total assets	$698,473	$719,687	$681,391	$676,574	$676,274
Cash and cash equivalents	11,606	53,914	19,803	31,689	16,336
Loans receivable, net	324,659	317,674	311,703	301,075	293,905
Mortgage-backed securities	89,792	91,687	90,907	107,526	115,630
Investment securities	180,156	166,747	166,539	145,270	156,140
Trading securities	4,252	3,947	5,630	7,541	7,687
Goodwill and other intangibles	26,798	26,914	27,017	24,691	24,774
Interest bearing deposits	519,010	536,616	492,455	491,318	487,367
Non-interest bearing deposits	74,678	71,390	75,810	78,680	73,274
Borrowings	1,000	1,000	6,000	6,000	14,000
Total equity	91,174	93,885	93,040	90,516	90,417

Book value per share
(end of period)	$13.36	$13.79	$13.71	$13.40	$13.41
Tangible value per share
(end of period)	$9.43	$9.84	$9.73	$9.74	$9.74

	Quarter Ended		Year to Date
Selected Operating Data:	Jun 30,	Jun 30,	Jun 30,	Jun 30,
(in thousands except per share data)	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$3,754	$3,760	$7,481	$7,568
Interest and dividends
on investments	1,794	1,973	3,541	3,850
Interest on fed funds	6	7	10	13
Total interest income	5,554	5,740	11,032	11,431
Interest expense:
Interest on deposits	636	701	1,241	1,408
Interest on borrowings	20	119	56	238
Total interest expense	656	820	1,297	1,646
Net interest income	4,898	4,920	9,735	9,785
Provision for loan losses	100	150	200	300
Net interest income after
provision for loan losses	4,798	4,770	9,535	9,485
Net investment gains	263	60	267	157
Change in fair value of investments	305	241	1,124	677
Impairment of other asset	—	—	—	—
Non-interest income:
Service charges on deposit accts	704	642	1,383	1,274
Commissions and fees on sales
of non-banking products	5,998	5,420	11,968	10,923
Other revenue from operations	542	473	1,115	1,165
Total non-interest income	7,244	6,535	14,466	13,362
Non-interest expense
Salaries and employee benefits	6,790	5,830	13,414	11,864
Equipment and net occupancy	1,337	1,128	2,622	2,334
Intangible amortization	115	83	236	173
Other costs of operations	2,328	1,991	4,486	4,043
Total non-interest expense	10,570	9,032	20,758	18,414
Income before income taxes	2,040	2,574	4,634	5,267
Income tax provision	548	675	1,192	1,367
Net income	$1,492	$1,899	$3,442	$3,900
Net income per common
share ( EPS – Basic )	$0.22	$0.28	$0.50	$0.57
Net income per common
share ( EPS – Diluted)	$0.21	$0.28	$0.49	$0.57
Cash dividends paid	$0.12	$0.12	$0.24	$0.24

	Second	First	Fourth	Third	Second
Selected Operating Data:	Quarter	Quarter	Quarter	Quarter	Quarter
(in thousands except per share data)	2013	2013	2012	2012	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$3,754	$3,727	$3,789	$3,769	$3,760
Interest and dividends
on investments	1,794	1,746	1,865	1,903	1,973
Interest on fed funds	6	5	7	2	7
Total interest income	5,554	5,478	5,661	5,674	5,740
Interest expense:
Interest on deposits	636	606	665	666	701
Interest on borrowings	20	35	77	119	119
Total interest expense	656	641	742	785	820
Net interest income	4,898	4,837	4,919	4,889	4,920
Provision for loan losses	100	100	260	180	150
Net interest income after
provision for loan losses	4,798	4,737	4,659	4,709	4,770
Net investment gains	263	4	374	265	60
Change in fair value of investments	305	819	89	(147)	241
Impairment of other asset	—	—	—	(1,886)	—
Non-interest income:
Service charges on deposit accts	704	680	669	646	642
Commissions and fees on sales
of non-banking products	5,998	5,970	5,818	4,765	5,420
Other revenue from operations	542	572	630	723	473
Total non-interest income	7,244	7,222	7,117	6,134	6,535
Non-interest expense
Salaries and employee benefits	6,790	6,624	6,402	5,764	5,830
Equipment and net occupancy	1,337	1,285	1,172	1,168	1,128
Intangible amortization	115	120	83	83	83
Other costs of operations	2,328	2,159	2,073	1,981	1,991
Total non-interest expense	10,570	10,188	9,730	8,996	9,032
Income before income taxes	2,040	2,594	2,509	79	2,574
Income tax provision	548	644	714	14	675
Net income	$1,492	$1,950	$1,795	$65	$1,899
Net income per common
share ( EPS – Basic )	$0.22	$0.28	$0.26	$0.01	$0.28
Net income per common
share ( EPS – Diluted)	$0.21	$0.28	$0.26	$0.01	$0.28
Cash dividends paid	$0.12	$0.12	$0.12	$0.12	$0.12

	At	At	At	At	At
Selected Financial Ratios (1)	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
and Other Data	2013	2013	2012	2012	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Performance Ratios:
Return on average assets	0.84%	1.14%	1.06%	0.04%	1.11%
Return on average equity	6.33%	8.32%	7.87%	0.29%	8.50%
Return on average tangible equity	8.85%	11.69%	10.79%	0.39%	11.77%
Interest rate spread (2)	3.14%	3.22%	3.28%	3.33%	3.23%
Net interest margin (3)	3.21%	3.30%	3.36%	3.41%	3.32%
Efficiency ratio (4)	86.11%	83.46%	80.15%	80.74%	78.12%
Non-interest income to average assets	4.10%	4.22%	4.20%	3.66%	3.80%
Non-interest expense to average assets	5.98%	5.96%	5.74%	5.37%	5.26%
Average interest-earning assets as a ratio
of average interest-bearing liabilities	116.14%	115.84%	116.80%	115.88%	115.39%
Average equity to average total assets	13.34%	13.70%	13.45%	13.56%	13.00%
Equity to total assets (end of period)	13.05%	13.05%	13.65%	13.38%	13.37%
Tangible equity to tangible assets	9.58%	9.67%	10.09%	10.10%	10.08%

Asset Quality Ratios:
Nonperforming assets to
total assets (5)	0.27%	0.20%	0.32%	0.27%	0.67%
Nonperforming loans to
total loans	0.23%	0.21%	0.23%	0.25%	0.24%
Net charge-offs to average loans	0.01%	0.00%	0.04%	0.02%	0.22%
Allowance for loan losses to
loans receivable	0.91%	0.90%	0.89%	0.88%	0.85%
Allowance for loan losses to
nonperforming loans	383.57%	418.89%	382.37%	353.07%	351.97%

Bank Regulatory Capital Ratios:
Total capital
to risk weighted assets	15.83%	15.44%	15.16%	16.81%	16.57%
Tier 1 capital
to risk weighted assets	15.15%	14.77%	14.50%	16.16%	15.96%
Tier 1 capital
to average assets	9.56%	9.59%	9.33%	10.20%	9.86%

1 - Ratios are annualized where appropriate.

2 - The average interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.

3 - The net interest margin represents net interest income as a percent of average interest-earning assets for the period.

4 - The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income excluding net impairment losses, net investment gains(losses) and changes in the fair value of trading securities.

5 - Non-performing assets include non-performing loans and non-accrual trust preferred securities.